SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 22, 2002
(To Prospectus dated January 16, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 2002-2
                                    Issuer

               Mortgage Pass-Through Certificates, Series 2002-2
                               ________________





                                     The Class A-3 Certificates

The Class A-3 certificates           o  This supplement relates to the
represent obligations of the            offering of the Class A-3 certificates
trust only and do not                   of the series referenced above. This
represent an interest in or             supplement does not contain complete
obligation of CWMBS, Inc.,              information about the offering of the
Countrywide Home Loans, Inc.,           Class A-3 certificates. Additional
Countrywide Home Loans                  information is contained in the
Servicing LP or any of their            prospectus supplement dated February
affiliates.                             22, 2002, prepared in connection with
                                        the offering of the offered
This supplement may be used             certificates of the series referenced
to offer and sell the offered           above and in the prospectus of the
certificates only if                    depositor dated January 16, 2002. You
accompanied by the prospectus           are urged to read this supplement, the
supplement and the prospectus.          prospectus supplement and the
                                        prospectus in full.

                                     o  As of October 27, 2003, the class
                                        certificate balance of the Class A-3
                                        certificates was approximately
                                        $22,212,325.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 28, 2003

                               THE MORTGAGE POOL

     As of October 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 273 Mortgage Loans having an aggregate Stated Principal Balance of approximately $104,838,020.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                            As of October 1, 2003
                                                                                     ---------------------------------
Total Number of Mortgage Loans...................................................          273
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................            2.93%
         60-90 days..............................................................            0.37%
         91 days or more (excluding pending foreclosures)........................            5.49%
                                                                                             -----
         Total Delinquencies.....................................................            8.79%
                                                                                             =====
Foreclosures Pending.............................................................            0.73%
                                                                                             -----
Total Delinquencies and foreclosures pending.....................................            9.52%
                                                                                             =====

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $46.060 billion at September 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                                   At February 28(29),                     At December 31,         At September 30,
                                        ------------------------------------------- ---------------------------- ------------------
                                            1999           2000           2001           2001           2002             2003
                                        ------------- -------------- -------------- --------------- ------------ ------------------
Delinquent Mortgage Loans and Pending
   Foreclosures at
   Period End:
     30-59 days.........................    1.03%          1.36%          1.61%          1.89%          2.11%          1.87%
     60-89 days.........................    0.18           0.22           0.28           0.39           0.53           0.54
     90 days or more (excluding
        pending foreclosures)...........    0.12           0.16           0.14           0.23           0.35           0.44
                                        ------------- -------------- -------------- --------------- ------------ ------------------
         Total of delinquencies             1.32%          1.75%          2.03%          2.51%          2.99%          2.85%
                                        ============= ============== ============== =============== ============ ==================
Foreclosures pending....................    0.14%          0.16%          0.27%          0.31%          0.31%          1.07%
                                        ============= ============== ============== =============== ============ ==================

Total delinquencies and
    foreclosures pending................    1.46%          1.91%          2.30%          2.82%          3.31%          3.92%
                                        ============= ============== ============== =============== ============ ==================

Net Gains/(Losses) on liquidated
    loans(1)............................$(2,882,524)  $(3,076,240)   $(2,988,604)   $(5,677,141)   $(10,788,657)    $(14,146,823)
Percentage of Net Gains/(Losses) on
    liquidated loans(1)(2)..............   (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.032)%       (0.031)%
Percentage of Net Gains/(Losses) on
    liquidated loans (based on
    average outstanding principal
    balance)(1).........................   (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.033)%       (0.032)%

______________
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

     The Class A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of October 27, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $22,212,325, evidencing a beneficial ownership interest of approximately 21.19% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $84,360,002 and evidenced in the aggregate a beneficial ownership interest of approximately 80.47% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $20,478,018 and evidenced in the aggregate a beneficial ownership interest of approximately 19.53% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The October 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Tables" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class A-3 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class A-3 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class A-3 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class A-3 Certificates is October 31, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the Planned Balances of the Class A-3 Certificates are as set forth in the Principal Balance Schedules in the prospectus supplement;

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. A 100% prepayment assumption (the "Prepayment Assumption") assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.090909091% (precisely (12/11)%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16.0% per annum each month. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                 Percentage of the
                                               Prepayment Assumption
                                         --------------------------------
Distribution Date                        0%    50%   100%    150%    200%
-----------------                        ---   ----  -----   -----   ----
Initial.........................          100  100    100     100     100
October 2004....................         100   100     95      70      46
October 2005....................         100    98     57      21      0
October 2006....................         100    78     26      0       0
October 2007....................         100    60     1       0       0
October 2008....................         100    44     0       0       0
October 2009....................         100    30     0       0       0
October 2010....................         100    18     0       0       0
October 2011....................         100    8      0       0       0
October 2012....................         100    0      0       0       0
October 2013....................         100    0      0       0       0
October 2014....................         100    0      0       0       0
October 2015....................         100    0      0       0       0
October 2016....................         95     0      0       0       0
October 2017....................         88     0      0       0       0
October 2018....................         81     0      0       0       0
October 2019....................         73     0      0       0       0
October 2020....................         64     0      0       0       0
October 2021....................         55     0      0       0       0
October 2022....................         46     0      0       0       0
October 2023....................         35     0      0       0       0
October 2024....................         24     0      0       0       0
October 2025....................         12     0      0       0       0
October 2026....................          0     0      0       0       0
October 2027....................          0     0      0       0       0
October 2028....................          0     0      0       0       0
October 2029....................          0     0      0       0       0
October 2030....................          0     0      0       0       0
October 2031....................          0     0      0       0       0
October 2032....................          0     0      0       0       0
October 2033....................          0     0      0       0       0
Weighted Average Life (in years)**      18.3   4.9    2.3     1.5     1.0
________________________
(*)  Less than 0.5% of the initial aggregate principal balance.
(**) Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,742,717, $100,000 and $0.00, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus

Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

         Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds

          (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus Supplement are met.

     Although the Exemption was amended in 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-3 Certificates.

                                    RATINGS

     The Class A-3 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3

Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans
(As of Reference Date)

Total Number of Loans                                                   273
Aggregate Principal Balance                                         $104,838,020
Average Principal                                                     $384,022              $79,134 to $1,371,359
Weighted Average Mortgage Rate                                         7.661%                 6.250% to 9.750%
Net Weighted Average Mortgage Rate                                     7.379%                 5.991% to 9.241%
Weighted Average Original Term (months)                                 359                      240 to 360
Weighted Average Remaining Term (months)                                335                       74 to 341
Weighted Average Combined LTV                                          74.16%                 28.97% to 100.00%


                                MORTGAGE RATES

                             Number of            Aggregate           Percent of
                              Mortgage        Principal Balance        Mortgage
Mortgage Rates(%)              Loans             Outstanding             Pool
-------------------------------------------------------------------------------
6.250                            1                  $440,070            0.42%
6.500                            1                  $488,996            0.47
6.625                            2                  $617,926            0.59
6.750                            5                $2,808,527            2.68
6.875                            17               $6,615,774            6.31
7.000                            19               $7,828,690            7.47
7.125                            15               $5,628,063            5.37
7.250                            28               $9,369,777            8.94
7.375                            33              $11,162,351           10.65
7.500                            25               $9,011,514            8.60
7.625                            25               $9,944,911            9.49
7.750                            12               $4,834,511            4.61
7.875                            25              $10,792,158           10.29
8.000                            10               $3,881,331            3.70
8.125                            4                $1,702,087            1.62
8.250                            6                $2,835,595            2.70
8.375                            1                  $640,897            0.61
8.500                            11               $3,811,131            3.64
8.625                            5                $2,755,468            2.63
8.750                            5                $2,416,995            2.31
8.875                            7                $1,792,740            1.71
9.000                            3                  $799,965            0.76
9.125                            3                $1,025,591            0.98
9.250                            3                $1,038,888            0.99
9.375                            3                $1,278,510            1.22
9.500                            2                  $655,710            0.63
9.625                            1                  $350,253            0.33
9.750                            1                  $309,594            0.30
-------------------------------------------------------------------------------
Total                           273             $104,838,020          100.00%
===============================================================================

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                 Number of          Aggregate         Percent of
Current Mortgage                  Mortgage      Principal Balance      Mortgage
Loan Amounts                       Loans           Outstanding           Pool
--------------------------------------------------------------------------------
$50,000.01 - $100,000.00               4                 $351,015         0.33%
$100,000.01 - $150,000.00             11               $1,466,519         1.40
$150,000.01 - $200,000.00             12               $2,091,922         2.00
$200,000.01 - $250,000.00              6               $1,326,259         1.27
$250,000.01 - $300,000.00             13               $3,726,922         3.55
$300,000.01 - $350,000.00             80              $26,155,669        24.95
$350,000.01 - $400,000.00             62              $23,075,695        22.01
$400,000.01 - $450,000.00             25              $10,637,656        10.15
$450,000.01 - $500,000.00             19               $9,028,872         8.61
$500,000.01 - $550,000.00             10               $5,266,123         5.02
$550,000.01 - $600,000.00              7               $4,023,905         3.84
$600,000.01 - $650,000.00             13               $8,158,583         7.78
$650,000.01 - $700,000.00              1                 $682,024         0.65
$700,000.01 - $750,000.00              4               $2,920,535         2.79
$750,000.01 - $1,000,000.00            4               $3,281,747         3.13
$1,000,000.01 - $1,500,000.00          2               $2,644,575         2.52
--------------------------------------------------------------------------------

Total                                273             $104,838,020       100.00%
================================================================================



                   DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                Number of           Aggregate         Percent of
                                 Mortgage        Principal Balance     Mortgage
Type of Program                   Loans              Outstanding         Pool
--------------------------------------------------------------------------------
CLUES Plus                            36              $11,328,072        10.81%
Full/Alternative                      65              $21,241,383        20.26
No Income                             30              $11,686,316        11.15
Reduced                              138              $57,773,123        55.11
Streamlined                            4               $2,809,127         2.68
--------------------------------------------------------------------------------

Total                                273             $104,838,020       100.00%
================================================================================

                         ORIGINAL LOAN-TO-VALUE RATIOS

                              Number of           Aggregate          Percent of
Original Loan-to-Value         Mortgage       Principal Balance       Mortgage
Ratios(%)                       Loans            Outstanding            Pool
--------------------------------------------------------------------------------
50.00 or less                       9                $5,320,915          5.08%
50.01 to 55.00                     10                $4,411,041          4.21
55.01 to 60.00                     12                $3,890,596          3.71
60.01 to 65.00                     18                $9,247,807          8.82
65.01 to 70.00                     29               $10,646,475         10.16
70.01 to 75.00                     40               $16,473,591         15.71
75.01 to 79.99                     35               $13,658,965         13.03
80.00 to 80.00                     61               $23,569,549         22.48
80.01 to 85.00                      5                $1,691,940          1.61
85.01 to 90.00                     32                $8,891,294          8.48
90.01 to 95.00                     21                $6,821,434          6.51
95.01 to 100.00                     1                  $214,412          0.20
--------------------------------------------------------------------------------

Total                             273              $104,838,020        100.00%
================================================================================


                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                              Number of            Aggregate          Percent of
                               Mortgage        Principal Balance       Mortgage
State                           Loans             Outstanding            Pool
--------------------------------------------------------------------------------
Arizona                             6              $3,781,056             3.61%
California                         89             $33,954,271            32.39
Colorado                           14              $5,766,657             5.50
Florida                            15              $4,803,299             4.58
Hawaii                              4              $2,332,898             2.23
Illinois                            6              $2,239,492             2.14
Massachusetts                       9              $3,570,586             3.41
Minnesota                           4              $2,447,769             2.33
New Jersey                         12              $4,400,284             4.20
New York                           13              $4,513,995             4.31
North Carolina                      7              $2,481,308             2.37
Pennsylvania                        9              $2,564,400             2.45
Texas                              15              $6,181,582             5.90
Utah                                8              $2,619,570             2.50
Other (less than 2%)               62             $23,180,854            22.11
--------------------------------------------------------------------------------

Total                             273            $104,838,020           100.00%
================================================================================

                           PURPOSE OF MORTGAGE LOANS

                             Number of           Aggregate            Percent of
                              Mortgage       Principal Balance         Mortgage
Loan Purpose                   Loans            Outstanding              Pool
--------------------------------------------------------------------------------
Refinance (cash-out)              53             $20,187,358            19.26%
Purchase                         134             $49,164,564            46.90
Refinance (rate/term)             86             $35,486,099            33.85
--------------------------------------------------------------------------------

Total                            273            $104,838,020           100.00%
================================================================================


                         TYPE OF MORTGAGED PROPERTIES

                              Number of            Aggregate          Percent of
                               Mortgage        Principal Balance       Mortgage
Property Type                   Loans             Outstanding            Pool
--------------------------------------------------------------------------------
2-4 Family                         9              $3,134,669             2.99%
High-rise Condominium              2                $700,633             0.67
Low-rise Condominium               8              $3,395,772             3.24
PUD                               51             $21,472,558            20.48
Single Family                    203             $76,134,389            72.62
--------------------------------------------------------------------------------

Total                            273            $104,838,020           100.00%
================================================================================


                                OCCUPANCY TYPES

                              Number of            Aggregate          Percent of
                               Mortgage        Principal Balance       Mortgage
Occupancy Types                 Loans             Outstanding            Pool
--------------------------------------------------------------------------------
Investor Property                 35              $8,479,206             8.09%
Primary Residence                236             $94,868,822            90.49
Secondary Residence                2              $1,489,992             1.42
--------------------------------------------------------------------------------

Total                            273            $104,838,020           100.00%
================================================================================

                          REMAINING TERMS TO MATURITY

                              Number of           Aggregate           Percent of
Remaining Term to              Mortgage       Principal Balance        Mortgage
Maturity (Months)               Loans            Outstanding             Pool
--------------------------------------------------------------------------------
341                                6              $2,632,820             2.51%
340                              116             $43,804,166            41.78
339                               59             $22,959,549            21.90
338                               30             $12,716,756            12.13
337                               10              $3,532,404             3.37
336                                8              $3,246,223             3.10
335                                2                $502,737             0.48
334                                6              $2,069,607             1.97
333                                5              $2,067,535             1.97
332                                1                $353,100             0.34
331                                2              $1,069,964             1.02
330                                4              $1,316,874             1.26
329                                2              $1,615,367             1.54
328                                2                $779,762             0.74
327                                3                $585,693             0.56
326                                1                $358,991             0.34
323                                1                $265,670             0.25
321                                1                $321,837             0.31
320                                1                $384,298             0.37
314                                1                $101,504             0.10
312                                1                $436,155             0.42
310                                1                $421,073             0.40
303                                1                $285,503             0.27
302                                1                $354,617             0.34
295                                1                $483,825             0.46
259                                2                $675,634             0.64
220                                1                $281,900             0.27
218                                1                $331,922             0.32
217                                1                $386,130             0.37
132                                1                $326,989             0.31
74                                 1                $169,417             0.16
--------------------------------------------------------------------------------

Total                            273            $104,838,020           100.00%
================================================================================

                                   EXHIBIT 2


                                                                                                      Distribution Date:  10/27/03
      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312

                                           Certificateholder Monthly Distribution Summary

                                           Certificate                       Pass
                              Class           Rate         Beginning        Through        Principal
 Class          Cusip      Description        Type          Balance        Rate (%)       Distribution
------------------------------------------------------------------------------------------------------
  A1          12669CRH5       Senior       Fix-30/360        332,881.77      5.000000        50,729.74
  A2          12669CRJ1       Senior       Fix-30/360      3,731,006.71      5.000000     3,731,006.71
  A3          12669CRK8       Senior       Fix-30/360     22,475,000.00      5.000000       262,675.24
  A4          12669CRL6       Senior       Var-30/360     26,538,888.48      1.470000     4,044,411.69
  A5          12669CRM4      Strip IO      Var-30/360     26,538,888.48      7.030000             0.00
  A6          12669CRN2       Senior       Var-30/360              0.00      2.625000             0.00
  A7          12669CRP7       Senior       Var-30/360              0.00     29.025000             0.00
  A8          12669CRQ5       Senior       Fix-30/360              0.00      7.000000             0.00
  A9          12669CRR3      Strip PO      Fix-30/360              0.00      0.000000             0.00
  A10         12669CRS1       Senior       Fix-30/360              0.00      7.000000             0.00
  A11         12669CRT9       Senior       Fix-30/360              0.00      6.750000             0.00
  A12         12669CRU6       Senior       Fix-30/360     38,500,000.00      6.750000             0.00
  A13         12669CSA9       Senior       Fix-30/360              0.00      6.750000             0.00
  A14         12669CSE1       Senior       Fix-30/360        500,000.00      6.750000             0.00
  PO          12669CRV4      Strip PO      Fix-30/360        387,718.88      0.000000        16,670.52
  AR          12669CRW2       Senior       Fix-30/360              0.00      6.750000             0.00
------------------------------------------------------------------------------------------------------

   M          12669CRX0       Junior       Fix-30/360      9,122,699.86      6.750000         7,569.53
  B1          12669CRY8       Junior       Fix-30/360      4,438,067.54      6.750000         3,682.47
  B2          12669CRZ5       Junior       Fix-30/360      3,205,243.67      6.750000         2,659.54
  B3          12669CSB7       Junior       Fix-30/360      1,479,290.26      6.750000         1,227.44
  B4          12669CSC5       Junior       Fix-30/360      1,232,725.48      6.750000         1,022.85
  B5          12669CSD3       Junior       Fix-30/360        939,890.60      6.750000           779.87
------------------------------------------------------------------------------------------------------
Totals                                                   112,883,413.25                   8,122,435.60
------------------------------------------------------------------------------------------------------


                                                             Current                      Cumulative
                             Interest         Total         Realized        Ending         Realized
 Class          Cusip      Distribution    Distribution      Losses         Balance         Losses
------------------------------------------------------------------------------------------------------
  A1          12669CRH5        1,387.01       52,116.75            0.00     282,152.03           0.00
  A2          12669CRJ1       15,545.86    3,746,552.57            0.00           0.00           0.00
  A3          12669CRK8       93,645.83      356,321.07            0.00  22,212,324.76           0.00
  A4          12669CRL6       32,510.14    4,076,921.83            0.00  22,494,476.79           0.00
  A5          12669CRM4      155,473.66      155,473.66            0.00  22,494,476.79           0.00
  A6          12669CRN2            0.00            0.00            0.00           0.00           0.00
  A7          12669CRP7            0.00            0.00            0.00           0.00           0.00
  A8          12669CRQ5            0.00            0.00            0.00           0.00           0.00
  A9          12669CRR3            0.00            0.00            0.00           0.00           0.00
  A10         12669CRS1            0.00            0.00            0.00           0.00           0.00
  A11         12669CRT9            0.00            0.00            0.00           0.00           0.00
  A12         12669CRU6      216,562.50      216,562.50            0.00  38,500,000.00           0.00
  A13         12669CSA9            0.00            0.00            0.00           0.00           0.00
  A14         12669CSE1        2,812.50        2,812.50            0.00     500,000.00           0.00
  PO          12669CRV4            0.00       16,670.52            0.00     371,048.36           0.00
  AR          12669CRW2            0.00            0.00            0.00           0.00           0.00
------------------------------------------------------------------------------------------------------

   M          12669CRX0       51,315.19       58,884.72            0.00   9,115,130.33           0.00
  B1          12669CRY8       24,964.13       28,646.60            0.00   4,434,385.07           0.00
  B2          12669CRZ5       18,029.50       20,689.04            0.00   3,202,584.13           0.00
  B3          12669CSB7        8,321.01        9,548.44            0.00   1,478,062.82           0.00
  B4          12669CSC5        6,934.08        7,956.93            0.00   1,231,702.63           0.00
  B5          12669CSD3        5,286.88        6,066.75            0.00   1,016,153.35     541,151.41
------------------------------------------------------------------------------------------------------
Totals                       632,788.29    8,755,223.88            0.00 104,838,020.27     541,151.41
------------------------------------------------------------------------------------------------------


                                                                                                      Distribution Date:  10/27/03
      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312

                                                    Principal Distribution Detail

                                    Original        Beginning       Scheduled                        Unscheduled
                                  Certificate      Certificate      Principal        Accretion        Principal
     Class          Cusip           Balance          Balance       Distribution      Principal       Adjustments
-------------------------------------------------------------------------------------------------------------------
      A1          12669CRH5        1,500,000.00        332,881.77       50,729.74            0.00             0.00
      A2          12669CRJ1       95,612,000.00      3,731,006.71    3,731,006.71            0.00             0.00
      A3          12669CRK8       22,475,000.00     22,475,000.00      262,675.24            0.00             0.00
      A4          12669CRL6      119,587,000.00     26,538,888.48    4,044,411.69            0.00             0.00
      A5          12669CRM4      119,587,000.00     26,538,888.48            0.00            0.00             0.00
      A6          12669CRN2       37,962,157.00              0.00            0.00            0.00             0.00
      A7          12669CRP7        7,030,028.00              0.00            0.00            0.00             0.00
      A8          12669CRQ5       31,096,250.00              0.00            0.00            0.00             0.00
      A9          12669CRR3        1,188,750.00              0.00            0.00            0.00             0.00
      A10         12669CRS1        1,000,000.00              0.00            0.00            0.00             0.00
      A11         12669CRT9       16,067,815.00              0.00            0.00            0.00             0.00
      A12         12669CRU6       38,500,000.00     38,500,000.00            0.00            0.00             0.00
      A13         12669CSA9      105,477,000.00              0.00            0.00            0.00             0.00
      A14         12669CSE1          500,000.00        500,000.00            0.00            0.00             0.00
      PO          12669CRV4        1,896,001.61        387,718.88       16,670.52            0.00             0.00
      AR          12669CRW2              100.00              0.00            0.00            0.00             0.00
-------------------------------------------------------------------------------------------------------------------

       M          12669CRX0        9,272,000.00      9,122,699.86        7,569.53            0.00             0.00
      B1          12669CRY8        4,510,700.00      4,438,067.54        3,682.47            0.00             0.00
      B2          12669CRZ5        3,257,700.00      3,205,243.67        2,659.54            0.00             0.00
      B3          12669CSB7        1,503,500.00      1,479,290.26        1,227.44            0.00             0.00
      B4          12669CSC5        1,252,900.00      1,232,725.48        1,022.85            0.00             0.00
      B5          12669CSD3        1,504,179.28        939,890.60          779.87            0.00             0.00
-------------------------------------------------------------------------------------------------------------------

Totals                           501,193,080.89    112,883,413.25    8,122,435.60            0.00             0.00
-------------------------------------------------------------------------------------------------------------------


                                      Net            Current          Ending          Ending
                                   Principal        Realized       Certificate      Certificate
     Class          Cusip        Distribution        Losses          Balance          Factor
-------------------------------------------------------------------------------------------------
      A1          12669CRH5           50,729.74             0.00       282,152.03  0.18810135543
      A2          12669CRJ1        3,731,006.71             0.00             0.00  0.00000000000
      A3          12669CRK8          262,675.24             0.00    22,212,324.76  0.98831255878
      A4          12669CRL6        4,044,411.69             0.00    22,494,476.79  0.18810135543
      A5          12669CRM4                0.00             0.00    22,494,476.79  0.18810135543
      A6          12669CRN2                0.00             0.00             0.00  0.00000000000
      A7          12669CRP7                0.00             0.00             0.00  0.00000000000
      A8          12669CRQ5                0.00             0.00             0.00  0.00000000000
      A9          12669CRR3                0.00             0.00             0.00  0.00000000000
      A10         12669CRS1                0.00             0.00             0.00  0.00000000000
      A11         12669CRT9                0.00             0.00             0.00  0.00000000000
      A12         12669CRU6                0.00             0.00    38,500,000.00  1.00000000000
      A13         12669CSA9                0.00             0.00             0.00  0.00000000000
      A14         12669CSE1                0.00             0.00       500,000.00  1.00000000000
      PO          12669CRV4           16,670.52             0.00       371,048.36  0.19570044629
      AR          12669CRW2                0.00             0.00             0.00  0.00000000000
-------------------------------------------------------------------------------------------------

       M          12669CRX0            7,569.53             0.00     9,115,130.33  0.98308135618
      B1          12669CRY8            3,682.47             0.00     4,434,385.07  0.98308135618
      B2          12669CRZ5            2,659.54             0.00     3,202,584.13  0.98308135618
      B3          12669CSB7            1,227.44             0.00     1,478,062.82  0.98308135618
      B4          12669CSC5            1,022.85             0.00     1,231,702.63  0.98308135618
      B5          12669CSD3              779.87             0.00     1,016,153.35  0.67555334893
-------------------------------------------------------------------------------------------------

Totals                             8,122,435.60             0.00   104,838,020.27
-------------------------------------------------------------------------------------------------


                                                                                                      Distribution Date:  10/27/03
      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312

                                                    Interest Distribution Detail

            Beginning         Pass       Accrued    Cumulative                  Total          Net        Unscheduled
           Certificate       Through     Optimal      Unpaid     Deferred     Interest     Prepayment       Interest      Interest
Class        Balance        Rate (%)     Interest    Interest    Interest        Due      Int Shortfall    Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1         332,881.77    5.000000      1,387.01      0.00        0.00        1,387.01        0.00          0.00          1,387.01
  A2       3,731,006.71    5.000000     15,545.86      0.00        0.00       15,545.86        0.00          0.00         15,545.86
  A3      22,475,000.00    5.000000     93,645.83      0.00        0.00       93,645.83        0.00          0.00         93,645.83
  A4      26,538,888.48    1.470000     32,510.14      0.00        0.00       32,510.14        0.00          0.00         32,510.14
  A5      26,538,888.48    7.030000    155,473.66      0.00        0.00      155,473.66        0.00          0.00        155,473.66
  A6               0.00    2.625000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
  A7               0.00   29.025000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
  A8               0.00    7.000000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
  A9               0.00    0.000000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
 A10               0.00    7.000000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
 A11               0.00    6.750000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
 A12      38,500,000.00    6.750000    216,562.50      0.00        0.00      216,562.50        0.00          0.00        216,562.50
 A13               0.00    6.750000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
 A14         500,000.00    6.750000      2,812.50      0.00        0.00        2,812.50        0.00          0.00          2,812.50
  PO         387,718.88    0.000000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
  AR               0.00    6.750000          0.00      0.00        0.00            0.00        0.00          0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------

  M        9,122,699.86    6.750000     51,315.19      0.00        0.00       51,315.19        0.00          0.00         51,315.19
  B1       4,438,067.54    6.750000     24,964.13      0.00        0.00       24,964.13        0.00          0.00         24,964.13
  B2       3,205,243.67    6.750000     18,029.50      0.00        0.00       18,029.50        0.00          0.00         18,029.50
  B3       1,479,290.26    6.750000      8,321.01      0.00        0.00        8,321.01        0.00          0.00          8,321.01
  B4       1,232,725.48    6.750000      6,934.08      0.00        0.00        6,934.08        0.00          0.00          6,934.08
  B5         939,890.60    6.750000      5,286.88      0.00        0.00        5,286.88        0.00          0.00          5,286.88
------------------------------------------------------------------------------------------------------------------------------------
Totals   112,883,413.25                632,788.29      0.00        0.00      632,788.29        0.00          0.00        632,788.29
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Distribution Date:  10/27/03
      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312

                                                     Current Payment Information
                                                         Factors per $1,000

                             Original        Beginning Cert.                                          Ending Cert.        Pass
                           Certificate           Notional         Principal        Interest           Notional           Through
Class        Cusip           Balance             Balance        Distribution     Distribution         Balance            Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1       12669CRH5       1,500,000.00       221.921182755     33.819827322      0.924671595       188.101355433        5.000000
  A2       12669CRJ1      95,612,000.00        39.022368611     39.022368611      0.162593203         0.000000000        5.000000
  A3       12669CRK8      22,475,000.00     1,000.000000000     11.687441219      4.166666667       988.312558781        5.000000
  A4       12669CRL6     119,587,000.00       221.921182752     33.819827323      0.271853449       188.101355430        1.470000
  A5       12669CRM4     119,587,000.00       221.921182752      0.000000000      1.300088262       188.101355430        7.030000
  A6       12669CRN2      37,962,157.00         0.000000000      0.000000000      0.000000000         0.000000000        2.625000
  A7       12669CRP7       7,030,028.00         0.000000000      0.000000000      0.000000000         0.000000000       29.025000
  A8       12669CRQ5      31,096,250.00         0.000000000      0.000000000      0.000000000         0.000000000        7.000000
  A9       12669CRR3       1,188,750.00         0.000000000      0.000000000      0.000000000         0.000000000        0.000000
 A10       12669CRS1       1,000,000.00         0.000000000      0.000000000      0.000000000         0.000000000        7.000000
 A11       12669CRT9      16,067,815.00         0.000000000      0.000000000      0.000000000         0.000000000        6.750000
 A12       12669CRU6      38,500,000.00     1,000.000000000      0.000000000      5.625000000     1,000.000000000        6.750000
 A13       12669CSA9     105,477,000.00         0.000000000      0.000000000      0.000000000         0.000000000        6.750000
 A14       12669CSE1         500,000.00     1,000.000000000      0.000000000      5.625000000     1,000.000000000        6.750000
  PO       12669CRV4       1,896,001.61       204.492908613      8.792462319      0.000000000       195.700446294        0.000000
  AR       12669CRW2             100.00         0.000000000      0.000000000      0.000000000         0.000000000        6.750000
-----------------------------------------------------------------------------------------------------------------------------------

  M        12669CRX0       9,272,000.00       983.897741968      0.816385790      5.534424799       983.081356178        6.750000
  B1       12669CRY8       4,510,700.00       983.897741968      0.816385790      5.534424799       983.081356178        6.750000
  B2       12669CRZ5       3,257,700.00       983.897741968      0.816385790      5.534424799       983.081356178        6.750000
  B3       12669CSB7       1,503,500.00       983.897741968      0.816385790      5.534424799       983.081356178        6.750000
  B4       12669CSC5       1,252,900.00       983.897741968      0.816385790      5.534424799       983.081356178        6.750000
  B5       12669CSD3       1,504,179.28       624.852779703      0.518469459      3.514793795       675.553348933        6.750000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    501,193,080.89       225.229392731     16.206200584      1.262563898       209.176910591
-----------------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312

Pool Level Data

Distribution Date                                                                                          10/27/03
Cut-off Date                                                                                                2/ 1/02
Determination Date                                                                                         10/ 1/03
Accrual Period 30/360               Begin                                                                   9/ 1/03
                                    End                                                                    10/ 1/03
Number of Days in 30/360 Accrual Period                                                                          30

                Collateral Information
--------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                 501,193,080.89

Beginning Aggregate Pool Stated Principal Balance                                                    112,883,413.27
Ending Aggregate Pool Stated Principal Balance                                                       104,838,020.29

Beginning Aggregate Certificate Stated Principal Balance                                             112,883,413.27
Ending Aggregate Certificate Stated Principal Balance                                                104,838,020.29

Beginning Aggregate Loan Count                                                                                  295
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                  22
Ending Aggregate Loan Count                                                                                     273

Beginning Weighted Average Loan Rate (WAC)                                                                7.667532%
Ending Weighted Average Loan Rate (WAC)                                                                   7.660614%

Beginning Net Weighted Average Loan Rate                                                                  6.726816%
Ending Net Weighted Average Loan Rate                                                                     6.726110%

Weighted Average Maturity (WAM) (Months)                                                                        338

Servicer Advances                                                                                         72,637.21

Aggregate Pool Prepayment                                                                              7,951,584.46
Pool Prepayment Rate                                                                                    58.4092 CPR

                Certificate Information
--------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                    81.8500454316%
Senior Prepayment Percentage                                                                        100.0000000000%

Subordinate Percentage                                                                               18.1499545684%
Subordinate Prepayment Percentage                                                                     0.0000000000%



      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312

Certificate Account

Beginning Balance                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                     8,756,725.58
Liquidation Proceeds                                                                                           0.00
All Other Proceeds                                                                                             0.00
Other Amounts                                                                                                  0.00
                                                                                                      -------------
Total Deposits                                                                                         8,756,725.58



Withdrawals
Reimbursement of Servicer Advances                                                                             0.00
Payment of Master Servicer Fees                                                                           14,415.64
Payment of Sub Servicer Fees                                                                              64,128.67
Payment of Other Fees                                                                                          0.00
Payment of Insurance Premium(s)                                                                                0.00
Payment of Personal Mortgage Insurance                                                                    64,128.67
Other Permitted Withdrawal per the Pooling and Service Agreement                                               0.00
Payment of Principal and Interest                                                                      8,755,223.88
                                                                                                      -------------
Total Withdrawals                                                                                      8,897,896.87

Ending Balance                                                                                           -77,042.62


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                  9,101.73
Compensation for Gross PPIS from Servicing Fees                                                            9,101.73
Other Gross PPIS Compensation                                                                                  0.00
                                                                                                      -------------
Total Net PPIS (Non-Supported PPIS)                                                                            0.00


Master Servicing Fees Paid                                                                                14,415.64
Sub Servicing Fees Paid                                                                                   64,128.67
Insurance Premium(s) Paid                                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                                     64,128.67
Other Fees Paid                                                                                                0.00
                                                                                                      -------------
Total Fees                                                                                               142,672.99



      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312


                Delinquency Information
----------------------------------------------------
Group 1
-------

Delinquency                                  30-59 Days         60-89 Days        90+ Days                   Totals
-----------                                  ----------         ----------        --------                   ------
Scheduled Principal Balance                 2,884,376.77        169,417.01      5,631,196.01           8,684,989.79
Percentage of Total Pool Balance               2.751270%         0.161599%         5.371330%              8.284199%
Number of Loans                                        8                 1                15                     24
Percentage of Total Loans                      2.930403%         0.366300%         5.494505%              8.791209%

Foreclosure
-----------

Scheduled Principal Balance                                                                              805,150.67
Percentage of Total Pool Balance                                                                          0.767995%
Number of Loans                                                                                                   2
Percentage of Total Loans                                                                                 0.732601%

Bankruptcy
----------

Scheduled Principal Balance                                                                                    0.00
Percentage of Total Pool Balance                                                                          0.000000%
Number of Loans                                                                                                   0
Percentage of Total Loans                                                                                 0.000000%

REO
---

Scheduled Principal Balance                                                                                    0.00
Percentage of Total Pool Balance                                                                          0.000000%
Number of Loans                                                                                                   0
Percentage of Total Loans                                                                                 0.000000%

Book Value of all REO Loans                                                                                    0.00
Percentage of Total Pool Balance                                                                          0.000000%

Current Realized Losses                                                                                        0.00
Additional Gains (Recoveries)/Losses                                                              (      77,042.62)
Total Realized Losses                                                                                    464,108.79

   Subordination/Credit Enhancement Information
----------------------------------------------------

Protection                                                                       Original                   Current
----------                                                                       --------                   -------

Bankruptcy Loss                                                                  100,000.00              100,000.00
Bankruptcy Percentage                                                             0.019952%               0.095385%
Credit/Fraud Loss                                                              5,011,931.00                    0.00
Credit/Fraud Loss Percentage                                                      1.000000%               0.000000%



      THE
    BANK OF
      NEW
      YORK
101 Barclay St,8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                Mortgage Pass-Through Certificates
            212-815-3236                                   Series 2002-02
Associate:  Sean O'Connell
            212-815-6312


Protection                                                                           Original               Current
----------                                                                           --------               -------
Special Hazard Loss                                                                 5,011,931.00       2,742,717.30
Special Hazard Loss Percentage                                                         1.000000%          2.616148%


Credit Support                                                                       Original               Current
--------------                                                                       --------               -------

Class A                                                                           479,892,101.61      84,360,001.94
Class A Percentage                                                                    95.749945%         80.466993%

Class M                                                                             9,272,000.00       9,115,130.33
Class M Percentage                                                                     1.849986%          8.694489%

Class B1                                                                            4,510,700.00       4,434,385.07
Class B1 Percentage                                                                    0.899992%          4.229749%

Class B2                                                                            3,257,700.00       3,202,584.13
Class B2 Percentage                                                                    0.649989%          3.054793%

Class B3                                                                            1,503,500.00       1,478,062.82
Class B3 Percentage                                                                    0.299984%          1.409854%

Class B4                                                                            1,252,900.00       1,231,702.63
Class B4 Percentage                                                                    0.249983%          1.174863%

Class B5                                                                            1,504,179.28       1,016,153.35
Class B5 Percentage                                                                    0.300120%          0.969260%

            Reserve Fund Information
----------------------------------------------------

Class A10 Rounding Account
--------------------------

Beginning Balance                                                                                          1,000.00
Deposits                                                                                                       0.00
Accrued Interest                                                                                               0.00
Withdrawals                                                                                                    0.00
Ending Balance                                                                                             1,000.00
